ABX AIR, INC. RECEIVES UNSOLICITED INDICATION OF INTEREST FROM

ASTAR AIR CARGO HOLDINGS, LLC

WILMINGTON, Ohio - June 28, 2007 - ABX Air, Inc. (NASDAQ: ABXA) today acknowledged the receipt of an unsolicited indication of interest from ASTAR Air Cargo Holdings, LLC to acquire all of the outstanding shares of ABX Air for $7.75 per share in cash. No formal offer has yet been made.

The ABX Air Board of Directors, consistent with its fiduciary duties and commitment to enhancing value for shareholders, will evaluate this indication of interest as well as any formal offer actually made. The Company will respond in due course and neither the Board nor ABX Air management will make any other comment on the indication of interest until then.

Goldman, Sachs & Co. is acting as financial advisor to the Company. O'Melveny & Myers is serving as legal counsel.

ABX Air is a cargo airline that operates out of Wilmington, Ohio, and 17 hubs throughout the United States. In addition to providing airlift capacity and sort facility staffing to DHL, ABX Air provides charter, maintenance and package handling services to a diverse group of customers. ABX is the largest employer in a several-county area in southwestern Ohio.

Contact:

Quint Turner
ABX Air, Inc.
(937) 382-5591

Sard Verbinnen & Co

Brad Wilks/Erin Shaw

(312) 895-4700

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. ABX Air, Inc.'s actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, reductions in the scope of services under the commercial agreements with DHL, maintaining cost and service level performance, the ability to generate revenues from sources other than DHL, the ability to generate taxable earnings sufficient to realize certain tax benefits, and other factors that are contained from time to time in ABX Air's filings with the U.S. Securities and Exchange Commission, including ABX's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on the Company's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ABX undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.